Exhibit 5.1

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202 www.dlapiper.com T 410.580.3000 F 410.580.3001

April 3, 2025

Binah Capital Group, Inc.

80 State Street

Albany, New York 12207

RE:  Binah Capital Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Binah Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-284996) filed by the Company with the Commission on February 14, 2025, as amended by Amendment No. 1 filed with the Commission on April 3, 2025 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the following:

(a)the offer and sale from time to time of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the selling security holders identified in the Registration Statement (the “Selling Security holders”) of (1) up to 21,840,361 shares of Common Stock, including (i) 9,703,943 shares of Common Stock (the “Wentworth Shares”) which shares were originally issued to certain Wentworth Equityholders (as defined in the Registration Statement) in connection with the consummation of the Business Combination as merger consideration at an equity consideration value of $10.00 per share; (ii) 104,000 shares of Common Stock (the “OPCO Shares”), originally issued as part of units issued to Oppenheimer & Co. Inc. (“OPCO”) in lieu of certain fees in connection with the IPO (as defined in the Registration Statement); (iii) up to 2,750,277 shares of Common Stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined in the Registration Statement), originally issued in a private placement to the Sponsor at a price of $0.001 per share; (iv) up to 531,651 shares of Common Stock (the “Seller Note Shares” and together with the Wentworth Shares, the OPCO shares and the Founder Shares, the “Resale Shares”) issued in connection with the conversion of certain convertible notes upon the consummation of the Business Combination; (v) up to 2,700,000 shares of Common Stock (the “Series A Conversion Shares”) issuable upon the conversion of the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), pursuant to a subscription agreement entered into with certain Selling Security Holders in connection with the Business Combination, originally issued at a price of approximately $9.60 per share; (vi) up to 196,250 shares of Common Stock (the “Series B Conversion Shares” and together with the Series A Conversion Shares, the “Preferred Conversion Shares”) issuable upon the conversion of the Series B Convertible Preferred Stock, par value $0.0001 per share of the Company (the “Series B Preferred Stock”), pursuant to a subscription agreement entered into with certain Selling Security Holders in a private placement, originally issued at a price of $10.00 per share (vii) up to 5,776,240 shares of Common Stock (the “Private Placement Resale Warrant Shares”) that are issuable by us upon the exercise of the Private Placement Warrants (as defined below) following the public resale of the Private Placement Warrants by the Selling Securityholders; (viii) up to 78,000 shares of Common Stock (the “OPCO Resale Warrant Shares” and together with the Private Placement Resale Warrant Shares, the “Resale Warrant Shares”) ) that issuable by us upon the exercise of 78,000 OPCO Warrants (as defined below) following the public resale of the OPCO Warrants by OPCO; and (2) up to (i) 5,776,240 Private Placement Warrants originally issued to the Sponsor in a private placement at a price of $1.00 per Warrant, currently exercisable at a price of $11.50 per share; and (ii)

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78,000 OPCO Warrants originally issued as part of units to OPCO in lieu of certain fees in connection with the IPO (as defined below); and

(b)the issuance by the Company of up to 14,442,665 shares of Common Stock (the “Warrant Shares”) consisting of (1) up to 8,588,425 shares of our Common Stock issuable upon the exercise of 8,588,425 public warrants, originally issued by Kingswood Acquisition Corp. (“KWAC”) as part of its initial public offering (the “IPO”) of units at a price of $10.00 per unit, such units were comprised of one Class A common stock of KWAC and three-fourths of one redeemable warrant, which are currently exercisable at a price of $11.50 per share of our Common Stock (the “Public Warrants”); (2) up to 5,776,240 shares of our Common Stock issuable upon the exercise of 5,776,240 private warrants originally issued to Kingswood Global Sponsor LLC, a Delaware limited liability company (“Sponsor”), in a private placement at a price of $1.00 per warrant consummated concurrently with KWAC’s initial public offering, currently exercisable at a price of $11.50 per share (the “Private Placement Warrants”); and (3) up to 78,000 shares of our Common Stock issuable upon the exercise of 78,000 warrants, originally issued by KWAC as part of units issued to OPCO in lieu of certain fees in connection with the IPO, which such units were identical to the units issued in the IPO (the “OPCO Warrants, and, together with the Private Placement Warrants and Public Warrants, the “Warrants”). All of the Warrants were assumed by us in connection with the Business Combination (as defined below).

Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus included therein.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iv) Series A Certificate of Designations, filed as Exhibit 4.5 to the Registration Statement, as amended by the Amendment to the Series A Certificate of Designations, filed as Exhibit 4.6 to the Registration Statement, (v) the Series B Certificate of Designations, filed as Exhibit 4.7 to the Registration Statement, (vi) the Warrant Agreement, dated November 19, 2020, between KWAC and Continental Stock Transfer & Trust Company, as warrant agent, filed as Exhibit 4.3 to the Registration Statement; (vii) the Warrant Assumption Agreement, dated March 15, 2024, by and among Continental Stock Transfer and Trust Company, KWAC and the Company, (viii) the Subscription Agreement, dated March 15, 2024, by and among the Company, Wentworth Management Funding LLC and Pollen Street Capital Limited (the “Series A Subscription Agreement”), (ix) the form of Series B Subscription Agreement, dated September 4, 2024, by and among the Company and the investors party thereto (the “Series B Subscription Agreement”); (x) certain minutes or resolutions adopted by the Board of Directors of the Company; and (xi) such other records, documents, and certificates as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  With respect to such examination, we have assumed, without independent investigation, (i) the genuineness and validity of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as copies; (vi) that all public records reviewed or relied upon by us are authentic, accurate and complete; (vii)

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that all factual statements and information contained in any documents are true and complete; and (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise.  We have also assumed that the issuance of the shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement.  As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

The Resale Shares are duly authorized, validly issued, fully paid and non-assessable.

The Preferred Conversion Shares are duly authorized, and when issued and delivered upon conversion of the Series A Preferred Stock or Series B Preferred Stock, as applicable, in accordance with the terms of the Series A Preferred Stock and Series A Subscription Agreement or Series B Preferred Stock and Series B Subscription Agreement, as applicable, will be validly issued, fully paid and non-assessable.

The Private Placement Resale Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Private Placement Warrants or OPCO Warrants, as applicable, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable/

The Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The Private Placement Warrants and the OPCO Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed herein are limited to the General Corporation Law of the state of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and, as to the Warrants constituting legally binding obligations of the Company, to the laws of the State of New York (excluding those of counties, cities, municipalities and other local subdivisions). Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.  No opinion is expressed herein with respect to the qualification of the shares and warrants under the securities or blue-sky laws of any state or any foreign jurisdiction. The opinions expressed herein are limited

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to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement.  In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)